Exhibit 31



[Wilshire(SM) Logo]                                  Wilshire Credit Corporation

Exhibit T                                                               Payments
                                      P.O. Box 30040; Los Angeles, CA 90030-0040
                                       or P.O. Box 650314; Dallas, TX 75265-0314

                                                                  Correspondence
                                          P.O. Box 8517; Portland, OR 97207-8517

March 12, 2008                                                             Phone
                                                                  (503) 952-7947
                                                                  (888) 502-0100

                                                                             Fax
                                                                  (503) 952-7476

                                                                        Web Site
                                                                    www.wfsg.com

Deutsche Bank National Trust Company
1761 East Street, Andrew Place
Santa Ana, CA 92705-4934
Attn: Karlene Benvenuto

Re: Sarbanes-Oxley Certification
    (Wilshire Pool 694) Pooling & Servicing Agreement dated as of April 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Deutsche Bank National Trust Company, Trustee for the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-MLN1.

I, Ken Frye, Senior Vice President, Loan Servicing, certify that:

      1. I, or persons under my supervision, have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Merrill Lynch Mortgage Investors. Inc., Depositor (the "Exchange Act periodic reports");

      2. Based on my knowledge, the Exchange Act periodic reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

      4. I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the compliance review conducted in preparing the Servicer compliance statement required by this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

      5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the Trustee, Deutsche Bank National Trust Company, an unaffiliated party.

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[Wilshire(SM) Logo]

Wilshire Credit Corporation, as Servicer


By: /s/ Ken Frye
    ---------------------------------------
Name:  Ken Frye
Title: Senior Vice President Loan Servicing
(Senior Officer in charge of the servicing function of the servicer)